                                                                     Exhibit (d)


SPECIMEN CERTIFICATE ONLY

CERTIFICATE                                                      NUMBER OF
   NUMBER                                                         SHARES

___________                                                      _________

                     EATON VANCE SENIOR FLOATING-RATE TRUST
          Organized Under the Laws of The Commonwealth of Massachusetts
                                  Common Shares
                            $.01 Par Value Per Share

                                                 Cusip No.
                                                           ____________________


     This certifies that ______________________ is the owner of ___________________ fully paid and non-assessable shares of Common Shares, $.01 par value per share, of Eaton Vance Senior Floating-Rate Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this _______ day of ________ A.D. 2003.

INVESTORS BANK & TRUST COMPANY            EATON VANCE SENIOR FLOATING-RATE TRUST
As Transfer Agent and Registrar

By:                                       By:
    _______________________________              ______________________________
    Authorized Signature                         President

                                          Attest:
                                                 ______________________________
                                                 Secretary

     FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated ______________________________, ________________

In presence of


____________________________________      _________________________________

               Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

               The Trust will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.